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                                                                    EXHIBIT 3.79

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                          SUNRISE GENERAL PARTNER, INC.

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

         1.       The name of the corporation is Sunrise General Partner, Inc.

         2.       The amendment as adopted is:

                  The Charter of the corporation (as amended) is amended by striking Number 1 in its entirety and replacing therefor the following:

                  1. The name of the corporation is Sunstone Behavioral Health, Inc.

         3.       The corporation is a for-profit corporation.

         4. The amendment was duly adopted by the unanimous consent action of the sole shareholder of the corporation on December 5, 2000.

         5. The amendment shall be effective when these articles are filed with the Secretary of State.

         Dated this 5th day of December, 2000.

                                            SUNRISE GENERAL PARTNER, INC.

                                            By: /s/ Steven T. Davidson
                                                -----------------------------
                                                Steven T. Davidson, Secretary